EXHIBIT 23.2

[PRICEWATERHOUSECOOPERS LOGO]
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                                                |PricewaterhouseCoopers LLP
                                                |609 Granville Street, Suite 400
                                                |PO Box 10373 Pacific Centre
                                                |Vancouver British Columbia
                                                |Canada V7Y 1L3
                                                |Telephone +1 (604) 806 7000
                                                |Facsimile +1 (604) 806 7806

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2002, except for the subsequent event described in note 11, which is at March 7, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Idaho Consolidated Metals Corporation, which is incorporated by reference in Idaho Consolidated Metals Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2001.

"PricewaterhouseCoopers LLP"

Vancouver, B.C., Canada
April 19, 2002

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.